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FORM OF PROXY

Preliminary Proxy Material

                            MUTUAL FUND SELECT GROUP

JPMORGAN INTERMEDIATE BOND FUND (FORMERLY, CHASE VISTA INTERMEDIATE BOND FUND)

      This proxy is solicited on behalf of the Board of Trustees of Mutual Fund Select Group for the Special Meeting of the Shareholders to be held on July 3, 2001.

      The undersigned hereby appoints ___, ___ AND ___, and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of JPMorgan Intermediate Bond Fund (formerly, Chase Vista Intermediate Bond Fund) which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at J.P. Morgan Chase & Co., 1211 Avenue of the Americas, 41st Floor, New York, NY on July 3, 2001, at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

      NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

      DATE
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      Signature(s), Title(s) (if applicable)

      PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU
CAN VOTE BY CALLING                  .
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                            MUTUAL FUND SELECT GROUP

JPMORGAN INTERMEDIATE BOND FUND (FORMERLY, CHASE VISTA INTERMEDIATE BOND FUND)


      PLEASE INDICATE YOUR VOTE BY AN "X" ON THE APPROPRIATE LINE BELOW.

      This proxy, if properly executed, will be voted in the manner directed by the shareholder.

      IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

      Please refer to the Combined Prospectus/Proxy Statement for a discussion of each Proposal.

      THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH FOLLOWING PROPOSAL.

      Proposal 1:       To approve or disapprove of the Reorganization.

      For               Against                 Abstain
         -----                 -----                   -----


      Proposal 2:       To approve or disapprove the election of each of the
Nominees.

      For               Against                 Abstain
         -----                 -----                   -----


To withhold authority to vote for any individual Nominee, write that Nominee's name here:

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